Exhibit 99.A

Windstream reports third-quarter earnings results

•	Raises full-year outlook for expected free cash flow—expects $814 million to $859 million, resulting in lower dividend payout ratio of 54 percent to 57 percent
•	Grows adjusted OIBDA 1 percent year-over-year on a pro forma basis
•	Grows business services revenue 1 percent year-over-year on a pro forma basis through growth in data and integrated solutions and strong demand for special access circuits
•	Adds approximately 15,700 new high-speed Internet customers and more than 13,000 new digital TV customers on a pro forma basis
•	Continues industry-leading 3.7 percent year-over-year access line decline on a pro forma basis

Release date: Nov. 4, 2010

LITTLE ROCK, Ark.—Windstream Corp. (Nasdaq: WIN) today reported third-quarter results highlighted by improved revenue trends and growth in adjusted operating income before depreciation and amortization (OIBDA).

“I am very pleased with our third quarter results. We are executing well on all fronts as evidenced by the improving revenue trends in both our business and consumer channels. In addition, our integration efforts of recent acquisitions are proceeding as planned,” said Jeff Gardner, Windstream president and CEO.

Windstream’s third-quarter results under Generally Accepted Accounting Principles (GAAP) include approximately $7 million in after-tax merger and integration costs, which lowered earnings per share by roughly 2 cents.

Third-quarter financial results:

Under GAAP:

•	Total revenues were $966 million, a 32 percent increase from a year ago.

•	Operating income was $270 million, an increase of 20 percent year-over-year.

•	Net income was $85 million, a 7 percent increase from a year ago, or 18 cents of diluted earnings per share.

•	Capital expenditures were $113 million, a 68 percent increase year-over-year.

Under pro forma results:

•	Total revenues were $966 million, a 1.5 percent decrease from a year ago.

•	Business service revenues were $419 million, an increase of $4 million or 1 percent year-over-year.

•	Operating income was $282 million, a 13 percent increase year-over-year.

•	OIBDA was $462 million, an increase of 5 percent from a year ago.

•	Adjusted OIBDA, which excludes non-cash pension expense, non-cash stock-based compensation and restructuring charges, was approximately $482 million, an increase of 1 percent year-over-year.

•	Capital expenditures were $113 million, a 20 percent increase from a year ago.

Third-quarter pro forma operating results:

Windstream added approximately 15,700 new high-speed Internet customers during the third quarter, bringing its total customer base to approximately 1.29 million—an increase of 8 percent year-over-year. Overall broadband penetration is now 42 percent of total voice lines and 60 percent of primary residential lines.

Windstream also added more than 13,000 digital TV customers in the quarter, bringing its total customer base to approximately 433,000, or 22 percent penetration of primary residential lines.

Total access lines declined by approximately 30,700, resulting in a year-over-year decline of 3.7 percent. Total lines at the end of the quarter were 3.3 million.

In the business channel, advanced data and integrated solutions, which are largely connections providing both voice and data services, increased 1 percent year-over-year. Special access circuits were up 5 percent year-over-year due to increased bandwidth demand from wireless carriers.

Pension contribution

During the quarter, Windstream made a voluntary contribution of $41 million in cash to its pension plan to preserve its 2010 credit balance, which can be used to offset future contributions.

Given the current low discount rate, the company also announced it is likely that it will make a contribution to the pension plan in 2011 ranging from $60 million to $90 million to avoid benefit restrictions. The contribution in 2011 is likely to be in the form of Windstream stock in order to manage overall net debt leverage.

Updated financial outlook for 2010

Windstream updated its expected free cash flow—defined as adjusted OIBDA, excluding merger and integration costs, minus cash interest, cash taxes, capital expenditures and pension contributions—for 2010 as a result of extended bonus depreciation rules and other tax savings.

The company expects to generate $814 million to $859 million in expected free cash flow in 2010, resulting in a dividend payout ratio between 54 percent and 57 percent. The company’s previous guidance projected $770 million to $810 million in expected free cash flow and a dividend payout ratio between 57 percent and 60 percent.

The updated expected free cash flow guidance assumes expected cash taxes of $105 million to $120 million and pension contributions of $41 million for 2010.

Expected free cash flow is not pro forma and reflects NuVox and Iowa Telecom on an actual basis from the date the businesses were acquired.

Conference call

Windstream will hold a conference call at 7:30 a.m. CDT today to review the company’s third-quarter earnings results.

Interested parties can access the call by dialing 1-877-374-3977, conference ID 15358656, ten minutes prior to the start time.

To access the call replay

A replay of the call will be available beginning at 10:30 a.m. CDT today and ending at midnight CST on Nov. 11. The replay can be accessed by dialing 1-800-642-1687, conference ID 15358656.

Webcast information

The conference call also will be streamed live over the company’s website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CDT today.

About Windstream

Windstream Corp. (Nasdaq: WIN), headquartered in Little Rock, Ark., is an S&P 500 company with communications operations in 23 states and about $4 billion in annual revenues. Windstream provides phone, high-speed Internet and high-definition digital TV services. The company also offers a wide range of IP-based voice and data services and advanced phone systems and equipment to businesses and government agencies. For more information about Windstream, visit www.windstream.com.

Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E, Lexcom, NuVox and Iowa Telecom, and to exclude the results of the disposed out-of-territory production distribution operations and all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA.

Windstream claims the protection of the safe-harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements set forth in this press release. Forward-looking statements, including Windstream’s updated financial outlook for 2010 and expected pension contribution in 2011, are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;
•	the extent, timing and overall effects of competition in the communications business;
•	continued voice line loss;
•	the impact of new, emerging or competing technologies;
•	the adoption of intercarrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream;
•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;
•

for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend;

•	the availability and cost of financing in the corporate debt markets;
•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;
•	the effects of federal and state legislation, and rules and regulations governing the communications industry;
•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;
•	unfavorable results of litigation;
•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;
•	the effects of work stoppages;
•	the impact of equipment failure, natural disasters or terrorist acts;
•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets;
•	changes in federal, state and local tax laws and rates; and
•	those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2009, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Relations Contact:

David Avery, 501-748-5876

David.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30, 2010	September 30, 2009	Increase (Decrease) Amount	%	September 30, 2010	September 30, 2009	Increase (Decrease) Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$939.0	$704.9	$234.1	33	$2,665.4	$2,140.2	$525.2	25
Product sales	26.8	29.4	(2.6)	(9)	65.6	102.0	(36.4)	(36)

Total revenues and sales	965.8	734.3	231.5	32	2,731.0	2,242.2	488.8	22

Costs and expenses:
Cost of services	350.4	254.5	95.9	38	978.6	759.7	218.9	29
Cost of products sold	23.5	26.0	(2.5)	(10)	57.7	89.9	(32.2)	(36)
Selling, general, administrative and other	130.1	86.1	44.0	51	368.3	261.2	107.1	41
Depreciation and amortization	179.9	133.8	46.1	34	503.0	399.1	103.9	26
Restructuring charges	0.2	7.5	(7.3)	(97)	0.7	7.5	(6.8)	(91)
Merger and integration costs	11.5	1.0	10.5	1,050	51.5	2.4	49.1	2,046

Total costs and expenses	695.6	508.9	186.7	37	1,959.8	1,519.8	440.0	29

Operating income	270.2	225.4	44.8	20	771.2	722.4	48.8	7

Other income (expense), net	(3.0)	(2.2)	0.8	36	(4.2)	(0.8)	3.4	425
Interest expense	(132.3)	(97.5)	34.8	36	(378.9)	(295.0)	83.9	28

Income before income taxes	134.9	125.7	9.2	7	388.1	426.6	(38.5)	(9)
Income taxes	49.7	45.7	4.0	9	149.8	167.6	(17.8)	(11)

Net income	$85.2	$80.0	$5.2	7	$238.3	$259.0	$(20.7)	(8)

Weighted average common shares	479.7	433.0	46.7	11	462.2	433.8	28.4	7

Basic and diluted earnings per share:
Net income	$0.18	$0.18	$0.00	—	$0.51	$0.59	$(0.08)	(14)

PRO FORMA RESULTS OF OPERATIONS (A):
Revenues and sales	$965.8	$980.9	$(15.1)	(2)	$2,897.5	$2,972.3	$(74.8)	(3)
OIBDA (B)	$461.6	$441.3	$20.3	5	$1,389.6	$1,363.6	$26.0	2
Adjusted OIBDA (C)	$481.8	$477.2	$4.6	1	$1,450.9	$1,459.5	$(8.6)	(1)

(A)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E Communications, Inc. (“D&E”), Lexcom Inc. (“Lexcom”), NuVox Inc. (“NuVox”) and Iowa Telecommunications Services, Inc. (“Iowa Telecom”), and to exclude the results of the disposed out-of-territory product distribution operations and all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA.
(B)	OIBDA is operating income before depreciation and amortization.
(C)	Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and stock-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA.

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WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2

(Units in thousands, dollars in millions)

	THREE MONTHS ENDED				NINE MONTHS ENDED
			Increase				Increase
	September 30,	September 30,	(Decrease)		September 30,	September 30,	(Decrease)
	2010	2009	Amount	%	2010	2009	Amount	%
UNDER GAAP:
Voice lines	3,065.5	2,782.2	283.3	10
Net voice line additions (losses):
Internal	(33.0)	(25.2)	7.8	31	(89.7)	(108.6)	18.9	17
Acquired	—	—	—	—	239.6	—	239.6	100

Net voice line additions (losses)	(33.0)	(25.2)	7.8	31	149.9	(108.6)	258.5	238

High-speed Internet customers	1,290.5	1,050.5	240.0	23
Advanced data and integrated solutions	146.0	39.1	106.9	273

Total data and integrated solutions	1,436.5	1,089.6	346.9	32

Net high-speed Internet additions:
Internal	15.7	25.9	(10.2)	(39)	66.2	71.7	(5.5)	(8)
Acquired	—	—	—	—	96.3	—	96.3	100

Net high-speed Internet additions	15.7	25.9	(10.2)	(39)	162.5	71.7	90.8	127

Net advanced data and integrated solution additions (losses):
Internal	0.7	(0.5)	1.2	240	(0.1)	0.7	(0.8)	(114)
Acquired	—	—	—	—	106.6	—	106.6	100

Net advanced data and integrated solution additions (losses)	0.7	(0.5)	1.2	240	106.5	0.7	105.8	15,114

Special access circuits	89.0	78.0	11.0	14
Access lines (A)	3,300.5	2,899.3	401.2	14
Digital television customers	433.3	344.8	88.5	26

Total connections	5,024.3	4,294.6	729.7	17

Capital expenditures	$113.3	$67.3	$46.0	68	$272.7	$206.8	$65.9	32

FROM PRO FORMA RESULTS (B):
Voice lines	3,065.5	3,199.8	(134.3)	(4)
Net voice line losses	(33.0)	(32.5)	0.5	2	(95.9)	(129.1)	(33.2)	(26)

High-speed Internet customers	1,290.5	1,195.4	95.1	8
Advanced data and integrated solutions	146.0	144.3	1.7	1

Total data and integrated solutions	1,436.5	1,339.7	96.8	7

Net high-speed Internet additions	15.7	27.7	(12.0)	(43)	66.9	78.9	(12.0)	(15)
Net advanced data and integrated solution additions	0.7	0.6	0.1	17	0.3	4.0	(3.7)	(93)
Special access circuits	89.0	84.6	4.4	5
Access lines (A)	3,300.5	3,428.7	(128.2)	(4)
Digital television customers	433.3	388.8	44.5	11

Total connections	5,024.3	5,012.9	11.4	—

Capital expenditures	$113.3	$94.1	$19.2	20	$284.9	$297.8	$(12.9)	(4)

(A)	Access lines include voice lines, special access circuits and advanced data and integrated solutions.
(B)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E, Lexcom, NuVox and Iowa Telecom, and to exclude the results of the disposed out-of-territory product distribution operations, and all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA.

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3

(In millions)

ASSETS

	September 30,	December 31,
	2010	2009

CURRENT ASSETS:

Cash and cash equivalents	$155.2	$1,062.9
Accounts receivable (less allowance for doubtful accounts of $27.5 and $18.5, respectively)	348.5	291.7
Inventories	33.6	26.1
Deferred income taxes	21.3	21.7
Prepaid expenses and other	108.2	53.6
Assets held for sale	40.0	—

Total current assets	706.8	1,456.0

Goodwill	3,187.9	2,344.4
Other intangibles, net	1,682.1	1,253.3
Net property, plant and equipment	4,438.7	3,992.6
Other assets	116.7	99.1

TOTAL ASSETS	$10,132.2	$9,145.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:

Current maturities of long-term debt	$130.5	$23.8
Current portion of interest rate swaps	44.7	45.8
Accounts payable	137.2	120.7
Advance payments and customer deposits	121.1	95.2
Accrued dividends	121.2	109.2
Accrued taxes	71.3	60.6
Accrued interest	107.2	156.0
Other current liabilities	131.4	98.0

Total current liabilities	864.6	709.3

Long-term debt	6,555.8	6,271.4
Deferred income taxes	1,563.9	1,372.0
Other liabilities	532.5	532.0

Total liabilities	9,516.8	8,884.7

SHAREHOLDERS’ EQUITY:
Common stock	0.1	—
Additional paid-in capital	556.1	83.6
Accumulated other comprehensive loss	(208.6)	(208.3)
Retained earnings	267.8	385.4

Total shareholders’ equity	615.4	260.7

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,132.2	$9,145.4

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4

(In millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Cash Provided from Operations:
Net income	$85.2	$80.0	$238.3	$259.0
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	179.9	133.8	503.0	399.1
Provision for doubtful accounts	14.1	11.4	34.0	32.4
Stock-based compensation expense	4.7	3.7	12.2	14.3
Pension expense	15.5	23.0	46.5	68.8
Deferred taxes	59.0	65.2	59.8	92.4
Other, net	4.8	4.2	10.5	8.2
Pension contribution	(41.0)	(2.5)	(41.0)	(2.5)
Changes in operating assets and liabilities, net:
Accounts receivable	(20.6)	(9.9)	(28.1)	(10.5)
Prepaid and other expenses	(27.1)	(17.1)	(38.0)	(20.9)
Accounts payable	(6.6)	0.7	(34.9)	(17.0)
Other current liabilities	34.5	22.3	21.1	1.0
Accrued Interest	(42.5)	(68.0)	(39.5)	(74.4)
Other liabilities	(2.5)	(3.8)	(26.0)	(10.6)
Other, net	(4.5)	(0.8)	(6.4)	2.1

Net cash provided from operations	252.9	242.2	711.5	741.4

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(113.3)	(67.3)	(272.7)	(206.8)
Acquisition of NuVox, net of cash acquired	—	—	(198.4)	—
Acquisition of Iowa Telecom, net of cash acquired	—	—	(253.6)	—
Other, net	(0.3)	—	2.8	0.3

Net cash used in investing activities	(113.6)	(67.3)	(721.9)	(206.5)

Cash Flows from Financing Activities:
Dividends paid on common shares	(120.6)	(109.2)	(343.8)	(328.6)
Stock repurchase	—	(10.7)	—	(43.5)
Repayment of debt	(343.1)	(3.6)	(1,335.2)	(160.7)
Proceeds of debt issuance, net of discount	437.0	—	812.0	—
Debt issuance costs	(11.6)	—	(11.6)	—
Other, net	0.7	(6.8)	(18.7)	(8.7)

Net cash used in financing activities	(37.6)	(130.3)	(897.3)	(541.5)

Increase (decrease) in cash and cash equivalents	101.7	44.6	(907.7)	(6.6)

Cash and Cash Equivalents:
Beginning of period	53.5	245.4	1,062.9	296.6

End of period	$155.2	$290.0	$155.2	$290.0

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WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA (A)

REVENUES AND SALES AND PRO FORMA ADJUSTED OIBDA (NON-GAAP)-Page 5

(In millions)

			THREE MONTHS ENDED		NINE MONTHS ENDED
			September 30,	September 30,	September 30,	September 30,
			2010	2009	2010	2009
Revenues and sales under GAAP			$965.8	$734.3	$2,731.0	$2,242.2

Pro forma adjustments:
D&E revenues and sales prior to acquisition	(B	)	—	35.5	—	107.2
Lexcom revenues and sales prior to acquisition	(B	)	—	10.5	—	32.5
Out-of-territory product distribution operations revenues and sales	(C	)	—	(8.2)	—	(38.5)
NuVox revenues and sales prior to acquisition	(B	)	—	140.5	57.3	424.1
Iowa Telecom revenues and sales prior to acquisition	(B	)	—	68.3	109.2	204.8

Pro forma revenues and sales			$965.8	$980.9	$2,897.5	$2,972.3

Operating income from continuing operations under GAAP			$270.2	$225.4	$771.2	$722.4

Pro forma adjustments:
D&E pre-acquisition operating income, excluding M&I costs	(B	)	—	7.8	—	19.2
D&E intangible asset impairment	(D	)	—	—	—	5.5
D&E intangible asset amortization adjustment	(E	)	—	(0.9)	—	(2.9)
Lexcom pre-acquisition operating income, excluding M&I costs	(B	)	—	3.3	—	11.1
Lexcom intangible asset amortization adjustment	(E	)	—	(0.4)	—	(1.2)
Operating income from disposed out-of-territory product distribution operations	(C	)	—	0.1	—	(0.9)
NuVox pre-acquisition operating income, excluding M&I costs	(B	)	—	8.6	4.1	22.5
NuVox intangible asset amortization adjustment	(E	)	—	(3.3)	(1.5)	(10.8)
Iowa Telecom pre-acquisition operating income, excluding M&I costs	(B	)	—	15.1	23.9	45.0
Iowa Telecom intangible asset amortization adjustment	(E	)	—	(6.9)	(11.2)	(21.6)
M&I costs	(F	)	11.5	1.0	51.5	2.4

Pro forma operating income			281.7	249.8	838.0	790.7

Depreciation and amortization expense	(F	)	179.9	133.8	503.0	399.1
D&E pre-acquisition depreciation and amortization expense	(G	)	—	8.6	—	25.0
Lexcom pre-acquisition depreciation and amortization expense	(G	)	—	2.5	—	7.5
NuVox pre-acquisition depreciation and amortization expense	(G	)	—	22.5	9.5	70.3
Iowa Telecom pre-acquisition depreciation and amortization expense	(G	)	—	24.1	39.1	71.0

Pro forma OIBDA			461.6	441.3	1,389.6	1,363.6

Other adjustments:
Pension expense	(F	)	15.5	22.8	46.5	68.1
Pension expense of Iowa Telecom prior to acquisition	(B	)	—	0.2	0.2	0.5
Restructuring charges	(F	)	0.2	7.5	0.7	7.3
Stock-based compensation	(F	)	4.5	3.7	12.0	14.3
Stock-based compensation of D&E prior to acquisition	(B	)	—	0.1	—	0.5
Stock-based compensation of NuVox prior to acquisition	(B	)	—	0.5	0.1	1.3
Stock-based compensation of Iowa Telecom prior to acquisition	(B	)	—	1.1	1.8	3.9

Pro forma adjusted OIBDA			$481.8	$477.2	$1,450.9	$1,459.5

Capital expenditures under GAAP			$113.3	$67.3	$272.7	$206.8

Pro forma adjustments:
D&E capital expenditures prior to acquisition	(B	)	—	5.2	—	16.1
Lexcom capital expenditures prior to acquisition	(B	)	—	0.9	—	2.6
NuVox capital expenditures prior to acquisition	(B	)	—	14.6	3.8	54.6
Iowa Telecom capital expenditures prior to acquisition	(B	)	—	6.1	8.4	17.7

Pro forma capital expenditures			$113.3	$94.1	$284.9	$297.8

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NOTES TO UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA REVENUES AND SALES AND PRO FORMA ADJUSTED OIBDA

Windstream Corporation has entered into various transactions that may cause results reported under Generally Accepted Accounting Principles in the United States (“GAAP”) to be not necessarily indicative of future results.

Pending Acquisition:

•

On August 17, 2010, the Company entered into a merger agreement to acquire Q-Comm Corporation (“Q-Comm”). The transaction includes Q-Comm’s wholly owned subsidiaries Kentucky Data Link, Inc., (“KDL”) and Norlight, Inc. (“Norlight”). Under the terms of the agreement, Windstream expects to issue approximately 20.6 million common shares valued at $237 million, based on the closing price of Windstream’s common stock on August 17, 2010, and pay approximately $279 million in cash consideration for outstanding equity interests in Q-Comm. Windstream expects to complete this acquisition during the fourth quarter of 2010, subject to certain conditions, including necessary approvals from federal regulators.

Completed Acquisitions:

•

On June 1, 2010, the Company completed the acquisition of Iowa Telecommunications Services, Inc. (“Iowa Telecom”). The Iowa Telecom acquisition added approximately 208,000 incumbent local exchange carrier access lines, 39,000 competitive local exchange carrier access lines, 96,000 high-speed Internet customers and 25,000 digital television customers in Iowa and Minnesota.

•

On February 8, 2010, Windstream completed the acquisition of NuVox, Inc. (“NuVox”). The NuVox acquisition added approximately 104,000 data and integrated solution connections in complementary markets in 16 states.

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On December 1, 2009, Windstream completed the acquisition of Lexcom, Inc. (“Lexcom”). The Lexcom acquisition added approximately 22,000 access lines, 9,000 high-speed Internet customers and 12,000 digital television customers in North Carolina.

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On November 10, 2009, Windstream completed the acquisition of D&E Communications, Inc. (“D&E”). The D&E acquisition added approximately 145,000 access lines, 45,000 high-speed Internet customers and 9,000 digital television customers in central Pennsylvania.

Dispositions:

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On August 21, 2009, Windstream completed the sale of its out-of-territory product distribution operations to Walker and Associates of North Carolina, Inc. (“Walker”) for approximately $5.3 million in total consideration. These operations were not central to the Company’s strategic goals in its core communications business.

As disclosed in the Windstream Form 8-K furnished on November 4, 2010, the Company has presented in this earnings release unaudited pro forma results, which includes results from D&E, Lexcom, NuVox and Iowa Telecom for periods prior to the acquisitions and excludes results from the out-of-territory product distribution operations prior to the disposition and all merger and integration (“M&I”) costs resulting from the completed and pending transactions discussed above. In addition to pro forma adjustments, the Company presented certain measures of its operating performance, excluding the impact of restructuring charges, pension and stock-based compensation.

Windstream’s purpose for including the results of acquired businesses and for excluding non-recurring items, the results of disposed operations, restructuring charges, pension and stock-based compensation is to improve the comparability of results of operations for the nine month period ended September 30, 2010, to the results of operations for the same period of 2009 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results, including pro forma revenues and sales, pro forma OIBDA and pro forma adjusted OIBDA as key measures of its operational performance. Windstream management, including the chief operating decision-maker, consistently use these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: further adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued voice line loss; the impact of new, emerging or competing technologies; the adoption of intercarrier compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below our expected long term rate of return for plan assets; changes in federal, state and local tax laws and rates; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended December 31, 2009. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

(A)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E, Lexcom, NuVox and Iowa Telecom, and to exclude the results of the disposed out-of-territory product distribution operations and M&I costs related to strategic transactions.
(B)	To reflect the pre-acquisition operating results of D&E, Lexcom, NuVox and Iowa Telecom, adjusted to exclude M&I costs.
(C)	To reflect the Company’s disposition of the out-of-territory product distribution operations.
(D)	To remove the effects of an intangible asset impairment recognized by D&E during the pre-acquisition period.
(E)	To reflect intangible asset amortization of D&E, Lexcom, NuVox and Iowa Telecom as if the acquisitions had been consummated at the beginning of the periods presented.
(F)	Represents applicable expense as reported under GAAP.
(G)	Represents depreciation and amortization of D&E, Lexcom, NuVox and Iowa Telecom as adjusted in note (E).

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